EXHIBIT 2.(i)
                                  -------------

                            PATENT PURCHASE AGREEMENT
                            -------------------------


          This PATENT PURCHASE AGREEMENT is made and entered into as of July 15,
1997  by  and   between   LASERSIGHT   INCORPORATED,   a  Delaware   corporation
("LaserSight") and FREDERIC B. KREMER, M.D. ("Kremer").

                                    RECITALS
                                    --------

          A. LaserSight, Photomed Acquisition, Inc., Photomed, Inc. Kremer, and the other shareholders of Photomed, Inc. entered in an Agreement and Plan of Merger of even date herewith (the "Merger Agreement").

          A. Kremer is the owner of the entire right, title and interest in and to a certain U.S. letters patent known as patent number 5,586,980, dated December 24, 1996, pertaining to a microkeratome (the "Patent"), as identified on Schedule 5.6 attached hereto and made a part hereof.

          B. Kremer desires to sell and assign to LaserSight, and LaserSight desires to purchase from Kremer, all right, title and interest in and to the Patent and all know-how and information related to the Patent.

          THEREFORE,   intending   to  be  bound  and  for  good  and   valuable
consideration, the parties agree as follows:


SECTION 1.  TRANSFER OF THE PATENT

          1.1 Patent. Kremer shall sell, assign, transfer and convey to LaserSight, free and clear of any lien, pledge, contract right, security interest or option, and LaserSight shall purchase and accept (i) the Patent and any and all reissues, divisionals, continuations, and continuations-in-part thereof, and (ii) all know-how and confidential technical information related to the Patent, including, all books, records, files, manuals, plans, specifications and other information related to the Patent (collectively, the "Patent Assets").

          1.2 Transfer of the Patent Assets. The transfer of the Patent Assets contemplated by this Agreement shall be evidenced by delivery by Kremer to LaserSight of a Bill of Sale substantially in the form attached hereto as Exhibit A (the "Bill of Sale"), a Patent Assignment substantially in the form attached hereto as Exhibit B (the "Patent Assignment"), and other documents reasonably necessary to effectuate the transfer contemplated by Section 1.1.

          1.3 Evidence of Transfer. At the Closing (as defined herein) and thereafter, as LaserSight may from time to time reasonably request, Kremer shall execute and deliver to LaserSight such documents and instruments of conveyance, which were prepared at LaserSight's cost and expense, as may be appropriate and Kremer shall take or cause to be taken such actions necessary to effectuate the transfer contemplated by Section 1.1. All such documents shall be in form and substance reasonably satisfactory to LaserSight.

          1.4 No Further Interest. On and after the Closing Date (as defined herein) Kremer shall cease to have any right, title or interest in or to the Patent Assets, except for (i) the rights set forth in this Agreement, and (ii) the right to use general knowledge gained while developing or using the Patent in connection with the development of other products and procedures so long as such use does not violate the terms of any agreement between LaserSight and Kremer.


SECTION 2.  PURCHASE PRICE

          2.1 Purchase Price for the Patent. In consideration for the transfer of the Patent Assets LaserSight agrees as follows:

               (a)  Cash.  At  the  Closing   LaserSight  shall  pay  to  Kremer
$333,300.00 via wire transfer of immediately available funds to an account designated by Kremer (the "Cash Consideration").

               (b) LaserSight Common Stock. At the Closing LaserSight shall deliver to Kremer that number of shares of unregistered, validly issued, fully paid and nonassessable common stock, $.001 par value, of LaserSight ("LaserSight Common Stock") which results from dividing (i) $666,700.00, by (ii) the average closing price of a share of LaserSight common stock for the ten (10) day period immediately preceding the Closing. The total number of shares of LaserSight Common Stock issued to Kremer pursuant to this Section 2.1(b) shall be referred to herein as the "Patent Closing Shares."

               (c) Royalty. After the Closing Date LaserSight agrees to pay Kremer a royalty equal to 30% of the Licensing Fees (as defined herein), provided that if the aggregate amount of Licensing Fees exceed $1,428,600, then the royalty payable to Kremer shall increase to 70% of Licensing Fees received in excess of $1,428,600.00. If the license of the Patent is bundled with licenses of other patents or intellectual property rights owned by or licensed to LaserSight, then LaserSight agrees that such a licensing agreement will specifically state the amount being paid to LaserSight for licensing the Patent and the royalty payments contemplated by this Section will be calculated based on such allocated amount. Within 45 days after the end of each of LaserSight's fiscal quarters which commence after the Closing Date LaserSight will (i) provide Kremer with a statement setting forth the amount of licensing fees associated with the Patent which were actually received by LaserSight during such quarter, and (ii) deliver to Kremer a LaserSight check in the amount any royalties then due, if any. LaserSight shall use reasonable efforts to license the Patent.

          For purposes hereof, "Licensing Fees " shall mean (i) the gross amount of any fees LaserSight may receive from licensing the Patent, (ii) the gross amount of any fees (including, without limitation, royalties) that LaserSight may receive from any exclusive or co-exclusive license LaserSight grants in connection with the Patent, (iii) the gross amount of payments that LaserSight receives from the sale of the Patent, (iv) 3% of the sales price of any microkeratome which is manufactured by or for LaserSight utilizing the Patent, and (v) 3% of the sales price of any microkeratome which is manufactured by or for LaserSight utilizing technology or know how which would be deemed by a court of competent jurisdiction to infringe the Patent.

          If the Patent is bundled with licenses of other patents or intellectual property rights and Kremer does not agree with the allocation of the amount paid for the license of the Patent, Kremer and LaserSight will mutually agree on an independent third party with expertise in the area of valuing patent license fees (the "Expert") who will review the allocation in question. If the Expert determines that the allocation in question is not reasonable in light of current market conditions and the nature of the transaction in question then LaserSight will pay the fee of the Expert and Kremer shall promptly receive from LaserSight (i) payment of the royalty amount that had been miscalculated by LaserSight, (ii) interest thereon at the prime interest rate stated in the Wall Street Journal plus four percent (4%) per annum from the date the payment should have originally been made, and (iii) reimbursement for all reasonable costs and expenses incurred by Kremer in determining the miscalculation and collecting the amount due (including, without limitation, reasonable legal fees and costs). If it is determined by the Expert that the allocation in question is reasonable in light of current market conditions and the nature of the transaction in question, then Kremer will pay the fee of the Expert and shall reimburse LaserSight for all reasonable costs and expenses incurred by LaserSight in connection with the Expert's review of such allocation (including, without limitation, reasonable legal fees and costs).

          2.2 Transfer of LaserSight Common Stock. All LaserSight Common Stock issued and delivered pursuant to this Agreement will be authorized but previously unissued shares of LaserSight Common Stock which have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Unless and until otherwise permitted by this Agreement, each certificate of LaserSight Common Stock issued pursuant to this Agreement shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "These shares have not been registered under the Securities Act of 1933 and may not be offered for sale, sold, pledged or otherwise disposed of except pursuant to an effective registration statement under such Act or pursuant to an exemption from the registration requirements of such Act. Further, any such offer, sale, pledge or transfer is subject to the conditions specified in a Patent Purchase Agreement dated as of July 15, 1997 ("Agreement") delivered in connection with the issuance of such shares by LaserSight Incorporated, a copy of which Agreement will be furnished to the holder hereof upon request and without charge."

          2.3 Fractional Shares. No fraction of a share of LaserSight Common Stock will be issued; therefore, when calculating the number of shares to be issued pursuant to this Agreement LaserSight shall round to the nearest whole number, with .500 and greater being rounded up to the next whole number, and anything less than .500 being rounded down to the next whole number.


SECTION 3.  ASSUMPTION OF LIABILITIES.

          LaserSight does not and shall not assume, nor will in any way be liable or responsible for, any liabilities or obligations of Kremer whether known or unknown, and whether now existing or hereafter accruing, except to the extent provided in Section 8.


SECTION 4.  CLOSING.

          4.1. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on July 15, 1997 if the conditions set forth in Section 7 have been satisfied, or as soon thereafter as such conditions have either been satisfied or waived by the party benefiting from such conditions, at the offices of Sonnenschein, Nath & Rosenthal, One Metropolitan Square, Suite 3000, St. Louis, Missouri or at such other place as the parties shall agree, and shall be effective as of the Effective Time (the "Closing Date"). At the Closing:

          (a)  Kremer  shall   deliver  to  LaserSight   all  other   previously
undelivered documents required to be delivered by Kremer to LaserSight at or prior to the Closing pursuant to the terms of this Agreement.

          (b) LaserSight shall deliver or cause to be delivered to Kremer the following:

               (i) the Cash Consideration;

               (ii) a copy of the letter sent via facsimile on the Closing Date to LaserSight's transfer agent instructing that the Patent Closing Shares be issued and delivered to Kremer at the address set forth in
          Section 10.6 hereof (the "Transfer Agent Letter"); and

               (iii) all other previously undelivered documents required to be delivered by LaserSight to Kremer at or prior to the Closing pursuant to the terms of this Agreement.


SECTION 5.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF
            KREMER.

          Kremer hereby represents and warrants to LaserSight as of the date hereof and as of the Closing Date as follows.

          5.1 Authority. This Agreement has been duly and validly executed and delivered by Kremer and, assuming this Agreement constitutes valid and binding obligations of LaserSight and Kremer, will constitute a valid and binding obligation of Kremer enforceable against him in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. Kremer has the necessary legal capacity to enter into and perform this Agreement and the other agreements contemplated hereby.

          5.2 No Violation. Neither the execution, delivery nor the performance by Kremer of this Agreement violates or will violate any provision of any material law, of any order, judgment or decree of any court or other governmental or regulatory authority, nor violates or will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Kremer is a party or by which he is bound or to which any of his properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Kremer.

          5.3 Consents and Approvals. No consent, waiver, authorization, or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and no declaration to or filing or registration with any such governmental or regulatory authority, is required in connection with the execution and delivery of this Agreement by Kremer or the performance by Kremer of his obligations hereunder, except that an assignment form will have to be filed with the United States Patent and Trademark Office to record the transfer of the Patent.

          5.4 Litigation. Except as set forth on Schedule 5.4, there are no claims, actions, suits, proceedings, disputes or investigations pending or, to Kremer's actual knowledge, threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against Kremer involving, affecting or relating to any assets, properties or operations of Kremer or the transactions contemplated by this Agreement which, if determined adversely, would have a material adverse effect upon Kremer. Neither Kremer nor any of his assets or properties is subject to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, which could materially and adversely effect the assets, properties, operations, prospects, net income or financial condition or which would interfere with the transactions contemplated by this Agreement.

          5.5 Title. Kremer is the owner of all right, title and interest in and to the Patent Assets. Kremer has the legal right to transfer the Patent Assets as set forth in this Agreement, and Kremer has not executed an agreement which is in conflict with the terms of this Agreement.

          5.6 Patent Protection. Schedule 5.6 represents a complete and accurate list of all jurisdictions and registration numbers related to such jurisdictions where the Patent has been registered, or where any continuation or reissue applications corresponding to the Patent have been filed and there are no other jurisdictions where the Patent has been registered or an application for registration has been made.

          5.7 Third-Party Rights. Except as provided in Schedule 5.7, Kremer has not previously used or disclosed the Patent Assets or any part thereof anywhere in the world, and will not do so without LaserSight's prior consent. Except as provided in Schedule 5.7, to Kremer's actual knowledge, no part of the Patent Assets are being infringed anywhere in the world. The Patent is valid and enforceable, and to Kremer's actual knowledge, no part of the Patent will infringe the rights of any third parties anywhere in the world. Kremer has not granted any license, right or option in or to any of the Patent Assets.

          5.8 Accuracy of Information. None of the representations, warranties or statements contained in this Agreement, in the exhibits hereto, or in any other agreement, instrument or document executed or delivered by or on behalf of Kremer in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading.

          5.9 Agreements, Judgments and Decrees. Kremer represents and warrants that he is not subject to any agreement, judgment or decree which could materially and adversely affect his ability to satisfy his obligations hereunder.

          5.10 Purchase for Investment; Restricted Securities. Kremer will acquire the LaserSight Common Stock for his own account for investment purposes and, except for the registration contemplated by Section 7.7, not with a present view toward any resale or distribution thereof. Certificates representing the acquired LaserSight Common Stock shall bear the restrictive legend set forth in
Section 2.2 hereof indicating the absence of registration under the Securities Act and imposing all applicable transfer restrictions thereon. Kremer acknowledges that (i) LaserSight Common Stock has not been registered under the Securities Act, (ii) LaserSight Common Stock cannot be sold, assigned, pledged or otherwise transferred unless registered or qualified under the Securities Act and any applicable state securities laws or unless an exemption from such registration and qualification is available, as established by an opinion of counsel which is accepted by LaserSight in its sole discretion based upon applicable law, (iii) except as set forth in Section 7.7 LaserSight is not required to cause any of LaserSight Common Stock to be registered or qualified under the Securities Act or any applicable state securities laws, and (iv)
Kremer is prepared to bear the economic risk of an investment in LaserSight Common Stock for an indefinite period of time.

          5.11 LaserSight Common Stock.

          (a) Kremer acknowledges the receipt of (i) LaserSight's Proxy Statement dated May 21, 1997 (filed May 19, 1997), (ii) LaserSight's Annual Report on Form 10-K for the year ended December 31, 1996, (iii) LaserSight's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, (iv) LaserSight's Current Reports on Form 8-K filed on February 25, March 18, March 27, April 8, April 25 and July 1, 1997, (v) Form 8-A/A (Amendment No. 2) filed April 26, 1996 describing LaserSight's Common Stock, and (vi) such other publicly available information relating to LaserSight as was requested by Kremer (collectively, the "SEC Filings").

          (b) Kremer acknowledges that representatives of LaserSight have responded to all questions of such parties relating to the SEC Filings.

          (c) Kremer has relied upon consultations with his or her legal, financial and other advisers with respect to this transaction, and the nature of the investment together with the additional information concerning LaserSight set forth in the SEC Filings.

          (d) Kremer has completed, dated and executed an Seller's Certificate (the "Certificate") substantially in the form attached hereto as Exhibit C, and the information and representations contained in the Certificate are true and accurate as of the Closing Date.

          (e) The representations and warranties contained in this Section 4.22 shall survive the execution and delivery of this Agreement and the issuance by LaserSight of the LaserSight Common Stock.

          Except as provided in Section 5.6 (i) no representation or warranty is made by Kremer that the Patent and the Patent Assets do not infringe upon any person's or entity's patent or patents and LaserSight assumes all risks of infringement claims by others which (A) relate to the Patent, (B) are made after the Closing Date, and (C) relate to the period after the Closing Date, and (ii) no representation or warranty is made by Kremer that the Patent can be developed for commercial use.

          Except as set forth in this Section 5, Kremer does not make any representation or warranty to LaserSight.


SECTION 6.  REPRESENTATIONS AND WARRANTIES OF LASERSIGHT.

          LaserSight hereby represents and warrants to Kremer and covenants and agrees, as of the date hereof and the Closing Date, as follows:

          6.1 Corporate Organization. LaserSight is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite power and authority (corporate and other) to own its properties and assets and to conduct its business as now conducted.

          6.2 Corporate Authority. As of the Closing Date, LaserSight will have the corporate power to enter into this Agreement and to carry out its respective obligations hereunder and thereunder. As of the Closing Date, the execution and delivery of this Agreement and all agreements contemplated hereunder and the performance of LaserSight's obligations hereunder and thereunder, will have been duly authorized by the Board of Directors of LaserSight, and no other corporate proceedings on the part of LaserSight will be necessary to authorize such execution, delivery and performance. This Agreement and all agreements contemplated hereunder have been duly executed by LaserSight and, as of the Closing Date, will constitute valid and legally binding obligations of LaserSight, enforceable against LaserSight in accordance with the terms hereof and thereof, except to the extent that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

          6.3 No Violation. Neither the execution, delivery nor the performance by LaserSight of this Agreement and all agreements contemplated hereunder violates or will violate any provision of law, of any order, judgment or decree of any court or other governmental or regulatory authority, or of the charter documents or by-laws of LaserSight, nor violates or will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which LaserSight is a party or by which it is bound or to which any of its properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of LaserSight.

          6.4 Consents and Approvals. Other than requirements of federal and state securities laws, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any public or governmental body or authority is necessary for the consummation by LaserSight of the transactions contemplated by this Agreement.

          6.5 Litigation. Except for matters expressly disclosed to Kremer in a writing addressed to Kremer on or prior to the Closing Date or as set forth on
Schedule 5.5, there are no material claims, actions, suits, proceedings, disputes or investigations pending or, to the best of LaserSight's knowledge, threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against LaserSight. Except for matters expressly disclosed to Kremer in a writing addressed to Kremer on or prior to the Closing Date or as set forth on Schedule 5.5, neither LaserSight nor any of its assets or properties is subject to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator. As of the date of this Agreement LaserSight is not subject to an FDA investigation.

          6.6 Capitalization. As of May 31, 1997, the authorized capital stock of LaserSight consisted of (i) 20,000,000 shares of LaserSight Common Stock of which 9,423,907 shares were issued and outstanding and 170,200 shares were held in treasury, and (ii) 10,000,000 shares of preferred stock, par value $.001, of which none are issued and outstanding. No material change in such capitalization has occurred between May 31, 1997 and the date hereof. The shares of LaserSight Common Stock to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable.

          6.7 Accuracy of Information. None of the representations, warranties or statements contained in the SEC Filings, this Agreement, in the exhibits hereto or in any other agreement, instrument or document executed or delivered by or on behalf of LaserSight in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading.

Except  as  set  forth  in  this  Section  6,   LaserSight  does  not  make  any
representation or warranty to Kremer.


SECTION 7.  CONDITIONS AND ADDITIONAL AGREEMENTS.

          7.1 IBM Patent. If LaserSight acquires all right, title and interest in and to United States Patent No. 4,784,135 (the "IBM Patent"), or otherwise acquires the right to enforce the IBM Patent against infringement, LaserSight will not assert against Kremer, Eyes of the Future, P.C., a Pennsylvania professional corporation ("EOTF"), or Frederic B. Kremer, M.D., P.C., a Pennsylvania professional corporation ("PC"), for so long as Kremer maintains an ownership interest of at least 25% in EOTF and PC, any claim for infringement of the IBM Patent based on Kremer's, EOTF's or PC's manufacture, use, sale or offer to sell any laser described on Schedule 6.7 to the Merger Agreement (the "Kremer Laser Assets"). LaserSight further covenants that for any lasers purchased or obtained by Kremer or a Kremer Affiliate (as defined herein) from LaserSight for use by Kremer or a Kremer Affiliate in connection with the private medical practice located at 200 Mall Boulevard, King of Prussia, Pennsylvania (or such other addresses as may be used by Kremer in connection with his private medical practice), or by a Kremer Affiliate in connection with a Center or Centers (as defined in the Merger Agreement), LaserSight will not assert any claim for infringement of the IBM Patent based on the use of any such LaserSight laser. The non-assertion clauses of this Section 7.1 apply to normal repairs or replacement of parts to the Kremer Laser Assets necessary for continued use, but does not include reconstruction of a worn-out laser. The non-assertion clauses of this Section 7.1 do not constitute a license or convey any right or interest in the IBM Patent and is not assignable or otherwise transferable by Kremer, EOTF, PC or a Kremer Affiliate (collectively, the "Kremer Parties"), provided that if a laser is subject to the non-assertion clauses of this Section 7.1, such laser will continue to be subject to such clauses if such laser is transferred from one of the Kremer Parties to another of the Kremer Parties. For purposes hereof "Kremer Affiliate" shall mean an entity in which Kremer (i) has an ownership interest of 40% or greater, or (ii) has the ability to appoint or elect a majority of the board of directors or similar governing body, for example, a general partner in a limited partnership or board of managers or manager in a limited liability company, provided that in no event will the term "Kremer Affiliate" include an entity in which any ownership interest is held, directly or indirectly, by an individual or entity which is a competitor of LaserSight and (i) manufactures or services refractive lasers, or (ii) distributes or sells refractive lasers on a commercial basis.

          7.2 Consignment of Laser. Within 90 days after the Closing Date LaserSight will deliver to Kremer's office located at 200 Mall Boulevard, King of Prussia, Pennsylvania LaserSight's LaserScan 2000 model refractive laser to be utilized in connection with LaserSight clinical trials (the "Consignment Laser"). Within 90 days after the date LaserSight has filled its first three outstanding purchase orders for LaserSight's LSX model refractive laser, LaserSight will deliver a LSX model excimer laser to Kremer's office and remove the LaserScan 2000 excimer laser and thereafter the LSX model laser will be considered the Consignment Laser. The parties agree (i) the Consignment Laser will be labeled for non-human use, (ii) to cooperate in obtaining an investigational device exemption from the United States Food and Drug Administration for the Consignment Laser, and (iii) that the Consignment Laser will remain the property of LaserSight and is only being delivered to Kremer on a consignment basis.

          7.3 Option to Purchase. LaserSight hereby grants Kremer or a Kremer Affiliate the option to purchase up to a total of four refractive lasers which are the most advanced model then manufactured by or for LaserSight. This option will include the scanning laser currently manufactured by LaserSight and the laser which may be manufactured by LaserSight if the FDA Approval (as defined in the Merger Agreement) is received. The option to purchase the laser which is the then most advanced type of laser manufactured by LaserSight will be at a price of $100,000.00 per laser, provided that the option to purchase the laser which may be manufactured based on the Kremer Laser as a result of the FDA Approval will be at a price of $150,000.00. If the option to purchase granted under this
Section 7.3 is not exercised on or before the date which is 36 months after the date of the FDA Approval (such date to be referred to as the "Option Termination Date") then such option will expire and will be of no further force or effect. The terms for the purchase of any laser pursuant to this Section 7.3 shall be as follows: (i) Kremer shall pay as a deposit ten percent (10%) of the purchase price for each laser at the time Kremer orders a laser and the balance of the purchase price within 90 days after Kremer's or a Kremer Affiliates' receipt thereof, (ii) LaserSight will use all reasonable efforts to ship such laser within 30 days after LaserSight's receipt of the deposit associated with such laser, (iii) the cost of delivery for each laser shall be the responsibility of Kremer, (iv) each laser will be covered by LaserSight's standard warranty then in effect for domestic sales at no cost to Kremer or the Kremer Affiliate, as applicable, and (v) LaserSight shall provide one year of maintenance for each such laser in accordance with its standard practice at no cost to Kremer or the Kremer Affiliate, as applicable. LaserSight's obligations under this Section 7.3 shall terminate upon the Termination Date.

          7.4 Sale of Lasers. LaserSight agrees that in addition to the options to purchase described in Section 7.3, after the date of the FDA Approval, LaserSight, if requested by Kremer or a Kremer Affiliate, will sell additional lasers to Kremer or a Kremer Affiliate, as the case may be, on the same as or better Terms (as defined herein) as LaserSight has utilized in the immediately preceding 12 months when selling other lasers of the same type in the United States. These Terms will only be offered for lasers which are purchased for Kremer's use in connection with his private medical practice located at 200 Mall Boulevard, King of Prussia, Pennsylvania (or such other addresses as may be used by Kremer in connection with his private medical practice) or for the use of a Kremer Affiliate in connection with a Center or Centers, and neither Kremer nor any Kremer Affiliate will have the right to assign this right except to one another. For purposes hereof, "Terms" shall mean (i) purchase price for an equal quantity of lasers, (ii) amount of down payment, (iii) payment terms, (iv) length of warranty period, (v) length of maintenance received at no additional cost, and (vi) type of purchase (e.g., cash purchase, per procedure lease, etc.). The parties agree that the sale of an excimer laser to Kremer or a Kremer Affiliate pursuant to Section 7.3 will not be deemed a sale by LaserSight which grants Kremer or a Kremer Affiliate any right under this Section 7.4.

          7.5 Patent Royalties. LaserSight agrees that, unless otherwise approved in writing in advance by Kremer, LaserSight will only enter into agreements to license the Patent to a third party which provide for a licensing fee of five percent (5%) or greater of the ultimate sales price of the microkeratome manufactured utilizing the Patent.

          7.6 Inspection of Records. LaserSight shall maintain complete and accurate books, accounts, records and other materials used to calculate the royalty payments described in Section 7.5 in a manner such that the information contained in the statements referred to in Section 7.5 may be readily determined. Kremer and/or his duly authorized representatives, shall have the right to inspect and audit such materials during reasonable business hours and upon at least 48 hours advance notice to LaserSight. If Kremer's (or his representative's) inspection and audit reveals that a miscalculation has been made in the amount of the royalty, Kremer shall promptly receive from LaserSight
(i) payment of the royalty  amount that had been  miscalculated  by  LaserSight,
(ii) interest thereon at the prime interest rate stated in the Wall Street Journal plus four percent (4%) per annum from the date the payment should have originally been made, and (iii) reimbursement for all reasonable costs and expenses incurred by Kremer in determining the miscalculation and collecting the amount due (including, without limitation, reasonable legal fees and costs). If it is determined by a court of competent jurisdiction or other neutral party chosen by the parties to resolve their dispute, that there was no miscalculation notwithstanding Kremer's assertion to the contrary, has been made in the amount of the royalty, then Kremer will reimburse LaserSight for all reasonable costs and expenses incurred by LaserSight in connection with Kremer's inspection and audit (including, without limitation, reasonable legal fees and costs). The right to audit described in this Section 7.6 shall terminate 90 days after LaserSight make its final payment of royalty fees to Kremer.

          7.7 Registration.

          (a) Demand Registration Rights. Upon LaserSight's receipt of a written request executed by Kremer stating that Kremer desires to sell all or a portion of the LaserSight Common Stock then held by Kremer (the "Demand Registration Request"), LaserSight shall, subject to the limitations of this Section 7.7, (i) promptly file with the Securities and Exchange Commission ("SEC") a registration statement in compliance with the Securities Act on Form S-3, if available, or such other appropriate registration form promulgated by the SEC as shall be selected by LaserSight if Form S-3 is unavailable registering at least the number of shares of LaserSight Common Stock requested to be registered in the Demand Registration Request, provided that in no event will LaserSight be required to register more than the total number of Closing Shares (as defined in the Merger Agreement) and Patent Closing Shares (the "Demand Registration Statement"), and (ii) use all commercially reasonable efforts to cause the Demand Registration Statement to become effective under the Securities Act as soon as reasonably possible after the filing thereof and remain effective for 150 days or such shorter period as may be required if all such LaserSight Common Stock covered by the Demand Registration Statement is sold prior to the expiration of such 90-day period.

          Kremer agrees (i) that a Demand Registration Request shall only be valid if delivered to LaserSight at the same time the Shareholders (as defined in the Merger Agreement) deliver a similar request pursuant to Section 6.4(a) of the Merger Agreement, and (ii) subject to the limitations of this Section 7.7, the Demand Registration Statement related to such Demand Registration Request will include the Patent Closing Shares and the shares of LaserSight Common Stock to be registered pursuant to Section 6.4(a) of the Merger Agreement. LaserSight shall only be obligated to effect one such registration pursuant to this Section 7.7(a) and LaserSight shall not be obligated to effect such registration after the first anniversary of the Closing Date (provided that a registration effective on or before such anniversary date shall remain effective for the full 150-day period (or such shorter period as is provided for in this Section 7.7(a)).

          (b) Piggy-Back Registration Rights. If during the period commencing on the Closing Date and concluding on the first anniversary of the Closing Date LaserSight proposes or is required to file with the SEC a registration statement under the Securities Act relating to any shares of LaserSight Common Stock (other than a registration statement on Form S-8 or Form S-4 or any successor forms thereto, or any registration form that does not permit the inclusion therein of the Patent Closing Shares) (the "Piggy-Back Registration Statement"), LaserSight will each such time give prompt written notice of its intention to do so to Kremer. Upon the written request of Kremer received by LaserSight within 10 days after the delivery or mailing of such notice from LaserSight (the "Piggy-Back Registration Request"), subject to the limitations of this Section 7.7, LaserSight will use all commercially reasonable efforts to register at least the number of shares of LaserSight Common Stock then outstanding which are not then the subject of another registration statement and which are requested to be registered in the Piggy-Back Registration Request, provided that in no event will LaserSight, on behalf of Kremer, be required to include in such registration more than the total number of Closing Shares and Patent Closing Shares (the "Requested Shares").

          Kremer agrees (i) that a Piggy-Back Registration Request shall only be valid if delivered to LaserSight at the same time the Shareholders deliver a similar request pursuant to Section 6.4(b) of the Merger Agreement, and (ii) subject to the limitations of this Section 7.7, the Piggy-Back Registration Statement related to such Piggy-Back Registration Request will include the Patent Closing Shares and the shares of LaserSight Common Stock to be registered pursuant to Section 6.4(b) of the Merger Agreement. Kremer's right pursuant to this Section 7.7(b) to receive notice and participate in a Piggy-Back Registration Statement shall cease on the day after the first anniversary of the Closing Date.

          (c) Limitations. The foregoing notwithstanding, in the event of an underwritten offering pursuant to Sections 7.7(b), if the managing underwriter of such offering shall advise LaserSight that, in its opinion, the distribution of a specified portion of the securities requested to be included in the
Piggy-Back Registration Statement, would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution, then LaserSight may (subject to the limitations set forth below) exclude all Requested Shares from, or limit the number of Requested Shares to be included in the Piggy-Back Registration Statement. In such event, LaserSight shall so advise Kremer, and the number of Requested Shares and other shares ("Other Shares") to be included in the Piggy-Back Registration Statement by other persons or entities that are then stockholders of LaserSight ("Other Holders"), after providing for all shares that LaserSight proposes to offer and sell for its own account, shall be allocated among Kremer and Other Holders pro rata on the basis of (i) the sum of (A) the number of Requested Shares then held by Kremer, and
(B) the number of Closing Shares (as defined in the Merger Agreement) then held by the Shareholders (as defined in the Merger Agreement), and (ii) the aggregate number of Other Shares then held by Other Holders.

          LaserSight shall be entitled to suspend the right of Kremer to sell any Patent Closing Shares pursuant to a Demand Registration Statement and a Piggy-Back Registration Statement if the LaserSight Board of Directors ("Board") determines reasonably and in good faith that such sales pursuant to a Demand Registration Statement or Piggy-Back Registration Statement, as applicable, would materially impede, delay or interfere with any material financing, offer or sale of securities by LaserSight, acquisition, corporate reorganization or other significant transaction involving LaserSight or any of its subsidiaries, which material financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction is under active consideration by LaserSight at the time of such suspension described above; provided, however, that LaserSight shall not be entitled to more than one such suspension and the suspension shall not be longer than four weeks duration. If LaserSight shall so suspend Kremer's right to sell, Kremer shall receive an extension of the registration period equal to the number of days of the suspension.

          (d) Execution of Agreements. If a Demand Registration Statement or Piggy-Back Registration Statement relates to an underwritten public offering, LaserSight shall so advise Kremer. In such event, the right of Kremer to registration shall be conditioned upon Kremer's execution of the underwriting agreement agreed to among LaserSight and the managing underwriters selected by LaserSight for such underwritten offering.

          (e) Notice. LaserSight will promptly advise Kremer as to the initial filing of a Demand Registration Statement or Piggy-Back Registration Statement and as to the effectiveness thereof. LaserSight will promptly furnish such number of prospectuses, and any amendments thereof or supplements thereto, as Kremer from time to time may reasonably request.

          (f) Information. Kremer shall from time to time promptly supply to LaserSight in writing any information relating to any holdings of LaserSight Common Stock by Kremer, and his intended plan of distribution, all as LaserSight may reasonably request in order for LaserSight to comply with the rules of the SEC applicable to the Demand Registration Statement and Piggy-Back Registration Statement. In addition, Kremer agrees to furnish promptly to LaserSight all information required to be disclosed in order to make the information previously furnished to LaserSight by Kremer not materially misleading.

          (g) Expenses. All expenses incurred in connection with a Demand Registration Statement and a Piggy-Back Registration Statement, including without limitation all filing fees, duplication expenses, fees and expenses of legal counsel for LaserSight, and the fees and expenses of LaserSight's independent accountants, shall be paid by LaserSight, except that Kremer shall pay any and all brokers' or underwriters' fees, commissions and discounts and any fees and expenses of their legal counsel, if any.

          7.8 LaserSight's Conditions to Close. The Closing and all obligations of LaserSight pursuant to this Agreement shall be conditioned upon the following:

          (a) all representations and warranties contained in Section 5 shall be true in all material respects as of the Closing Date;

          (b) there shall not have been any material adverse change in the Patent Assets (either individually or in the aggregate) from the date of LaserSight's execution of this Agreement through the Closing Date if the date of execution of this Agreement and the Closing Date are not one and the same;

          (c) Kremer shall have performed all of his obligations under this Agreement required to be performed as of the Closing Date;

          (d) no suit,  action or other proceeding shall have been instituted to
restrain,   enjoin  or  otherwise  prevent  or  question  the  legality  of  the consummation of the transactions contemplated by this Agreement;

          (e) LaserSight shall have received an executed original of the Merger Agreement and all documents contemplated thereby;

          (f) LaserSight shall have received an executed original of the Patent Assignment from Kremer;

          (g) LaserSight shall have received an executed original of the Certificate from Kremer;

          (h) Foothill Capital Corporation shall have taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and

          (i) The Board of Directors of LaserSight, or the appropriate committee thereof, shall have taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

In the event that any of the foregoing conditions is not satisfied, then LaserSight may, at its option, terminate this Agreement in which event LaserSight shall be relieved of all obligations hereunder, so long as it is not in breach of this Agreement at such time, and this Agreement shall be deemed null, void and of no force or effect.

          7.9 LaserSight's Deliveries. At or prior to the Closing, LaserSight shall deliver to Kremer:

          (a) the Cash Consideration; and

          (b) the Transfer Agent Letter.

          7.10 Kremer's Conditions To Close. The Closing and all obligations of Kremer pursuant to this Agreement shall be conditioned upon the following:

          (a) all representations and warranties contained in Section 6 shall be true as of the Closing Date;

          (b) LaserSight shall have performed all of its obligations under this Agreement required to be performed as of the Closing Date;

          (c) no suit,  action or other proceeding shall have been instituted to
restrain,   enjoin  or  otherwise  prevent  or  question  the  legality  of  the consummation of the transactions contemplated by this Agreement; and

          (d) Kremer shall have received an executed original of the Merger Agreement and the Consulting Agreement.

In the event Kremer believes that any of the foregoing conditions is not satisfied, then Kremer may, at his option, terminate this Agreement in which event Kremer shall be relieved of all obligations hereunder, so long as he is not in breach of this Agreement at such time, and this Agreement shall be deemed null, void and of no force or effect.

          7.11 Kremer's Deliveries. At or prior to the Closing, Kremer shall deliver to LaserSight the following documents:

          (a) the Bill of Sale, conveying all of Kremer's right, title and interest in the Patent Assets;

          (b) The Patent Assignment;

          (c) all such documents and instruments LaserSight and its counsel may reasonably request in connection with the consummation of the transactions contemplated by this Agreement; and

          (d) An executed original of the Certificate.


SECTION 8.  TERMINATION AND ABANDONMENT.

          8.1 Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

          (a) By the mutual written consent of Kremer and LaserSight;

          (b) By LaserSight, if all of the conditions set forth in Section 7.8 of this Agreement shall not have been satisfied or waived on or prior to the Closing Date;

          (c) By Kremer, if all of the conditions set forth in Section 7.10 of this Agreement shall not have been satisfied or waived on or prior to the Closing Date; or

          (d) By Kremer or LaserSight at any time after August 31, 1997.

If this Agreement is terminated pursuant to this Section 8.1, it shall become null and void and of no further force or effect, except as provided in Section 8.2.

          8.2 Procedure Upon Termination. In the event of termination and abandonment of this Agreement by Kremer or LaserSight pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given to the other party or parties as provided herein and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by Kremer or LaserSight, and Kremer and LaserSight shall each return to the other party any documents or copies thereof in possession of such party furnished by such other party in connection with the transactions contemplated by this Agreement. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement with respect to this Agreement or the transactions contemplated hereby except as provided in this Section 8.2; provided, however, that no termination of this Agreement pursuant to the provisions of this Section 8 shall relieve any party of liability for a breach of any provision of this Agreement occurring prior to such termination.


SECTION 9.  INDEMNIFICATION.

          9.1 Indemnification.

          (a) From and after the Closing Date and subject to the other provisions of this Section 9, Kremer agrees to indemnify and hold LaserSight and LaserSight's affiliates, officers, directors and agents harmless from damages, losses or expenses suffered or paid, directly or indirectly ("Loss"), as a result of any and all claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable counsel fees and other expenses incurred in litigation or otherwise, assessed, incurred or sustained
(collectively "LaserSight Loss") by or against any of them with respect to or arising out of (i) the failure of any representation or warranty made by Kremer in this Agreement or in any Schedule delivered pursuant hereto to be true and correct in all material respects as of the date of this Agreement as of the Closing Date, (ii) claims of third parties that microkeratomes manufactured by Kremer prior to the Closing Date which are based on the Patent and its related know-how infringes on the rights or properties of such third party, and (iii) the breach by or nonperformance of Kremer of any covenants or agreements contained in this Agreement, provided that the indemnification covenant contained in this Section will not require Kremer to indemnify in connection with consequential damages sustained by the parties eligible for indemnification hereunder.

          (b) From and after the Closing Date and subject to the other provisions of this Section 9, LaserSight agrees to indemnify and hold Kremer harmless from damages, losses or expenses suffered or paid, directly or indirectly, as a result of any and all claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable counsel fees and other expenses incurred in litigation or otherwise, assessed, incurred or sustained (collectively "Kremer Loss") by or against any of them with respect to or arising out of (i) the failure of any representation or warranty made by LaserSight in this Agreement or in any Schedule delivered pursuant hereto to be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, (ii) claims of third parties that microkeratomes manufactured by or for LaserSight after the Closing Date which are based on the Patent and its related know-how infringes on the rights or properties of such third party, and (iii) the breach by or nonperformance of LaserSight of any covenants or agreements contained in this Agreement, provided that the indemnification covenant contained in this Section will not require LaserSight to indemnify in connection with consequential damages sustained by the parties eligible for indemnification hereunder.

          (c) If any action or proceeding be commenced, or if any claim, demand or assessment be asserted, in respect of which a party indemnified hereunder (the "Indemnified Party") proposes to hold any one or more of the indemnifying party or parties (the "Indemnifying Party") liable under the provisions of this Agreement, the Indemnifying Party shall have no liability therefor unless (i) the Indemnifying Party shall receive written notice of such claim, demand or assessment ("Claims Notice") within 30 days after the Indemnified Party acquires knowledge thereof, and (ii) the Indemnifying Party shall have received copies of all information and documents relating thereto within twenty (20) days after the Indemnified Party's receipt thereof. If any one or more of the Indemnifying Party or Parties shall, at its or his option, elect to contest or defend any such action, proceeding, claim, demand or assessment, such Indemnifying Party shall be entitled, at its or his sole cost and expense, to contest or defend the same with counsel of their own choosing, and the Indemnified Party and its or his respective successors or assigns shall not admit any liability with respect thereto or settle, compromise, pay or discharge the same without the prior written consent of the Indemnifying Party so long as any Indemnifying Party is contesting or defending the same in good faith, and the Indemnified Party (and their respective successors and assigns) shall cooperate with the Indemnifying Party in the contest or defense thereof and shall accept any settlement thereof recommended by a majority in interest of the Indemnifying Party so long as the amount of such settlement is paid by the Indemnifying Party. If the Indemnified Party fails to notify the Indemnifying Party of a claim in accordance with the terms of this Section 9.1(c), and the Indemnifying Party is thereby prejudiced by such failure of notice in its defense of the claim, the Indemnifying Party's obligation to indemnify hereunder shall be extinguished with respect to such claim to the extent that the Indemnifying Party has been prejudiced by the failure to give such notice.

          (d) LaserSight shall not be entitled to indemnification for any claim until the aggregate amount of claims against Kremer hereunder exceeds $10,000.00 (the "Threshold Amount"), and then the LaserSight may only recover the amount in excess of the Threshold Amount. Prior to seeking indemnification hereunder the parties must first utilize proceeds available from relevant insurance policies of the Indemnified Party.

          (e) Notwithstanding anything to the contrary contained in this Agreement, Kremer shall not be liable under the indemnification provisions of this Section hereof or otherwise have any liability for any misrepresentation or breach of warranty or covenant under this Agreement or otherwise have any liability in connection with the transactions contemplated by this Agreement to the extent that:

               (i) the existence of such liability, the breach of warranty or covenant or the falsity of the representation upon which such liability would be based is disclosed in any of the contracts and documents referred to in this Agreement, in the Schedules attached hereto or in any other contracts, documents, records or other instruments made available to LaserSight hereunder or which is disclosed in a written notice furnished to LaserSight prior to the Closing; provided, however, that any such misrepresentation or breach of warranty or covenant so disclosed to LaserSight after the execution and delivery of this Agreement and prior to the Closing shall not affect the right of LaserSight to elect not to close the transactions contemplated by this Agreement as provided in Section 8 hereof (it being understood and agreed that if, despite such right of LaserSight to elect not to close by reason of the misrepresentation or breach so disclosed, LaserSight nevertheless elect to close, thereby waiving such misrepresentation or breach, LaserSight shall thereafter have no claim against Kremer by reason of any such disclosed misrepresentation or breach of warranty or covenant); or

               (ii) such liability is based upon a claim, assessment or deficiency for federal, state and/or local income or franchise taxes which arise from adjustments which have the effect only of shifting income, credits and/or deductions from one fiscal period to another; or

               (iii) such liability is offset by a credit in accordance with the provisions of subsection 9.1(j) below.

          (f) Notwithstanding anything to the contrary contained in this Agreement, LaserSight shall not be liable under the indemnification provisions of this Section hereof or otherwise have any liability for any misrepresentation or breach of warranty or covenant under this Agreement or otherwise have any liability in connection with the transactions contemplated by this Agreement to the extent that the existence of such liability, the breach of warranty or covenant or the falsity of the representation upon which such liability would be based is disclosed in this Agreement, in the Schedules attached hereto, in the SEC Filings, or which is disclosed in a written notice furnished to Kremer prior to the Closing; provided, however, that any such misrepresentation or breach of warranty or covenant so disclosed to Kremer after the execution and delivery of this Agreement and prior to the Closing shall not affect the right of Kremer to elect not to close the transactions contemplated by this Agreement as provided in Section 8 hereof (it being understood and agreed that if, despite such right of Kremer to elect not to close by reason of the misrepresentation or breach so disclosed, Kremer nevertheless elects to close, thereby waiving such misrepresentation or breach, Kremer shall thereafter have no claim against LaserSight by reason of any such disclosed misrepresentation or breach of warranty or covenant).

          (g) All representations and warranties contained in Section 5, and the indemnities set forth in Sections 9.1(a)(i) and (iii) (except for indemnities pursuant to Section 9.1(a)(iii) which relate to Sections 7.1, 7.2, 7.3, 7.4, 7.6, 7.8(f) and 7.8(g)) shall expire on the first anniversary of the Closing Date, and Kremer shall have no liability under the indemnification provisions of
Section 9 with respect to such Sections or, except pursuant to Section 9.1(n), otherwise have any liability under this Agreement or otherwise in connection with the transactions contemplated by this Agreement unless (i) with respect to other than third party claims, LaserSight gives written notice to Kremer of its claim for any such liability, setting forth in reasonable detail the specific facts and circumstances pertaining thereto, on or before the date which is 12 months after the Closing Date, and (ii) with respect to other than third party claims, if Kremer does not satisfy such claim within 30 days after the giving of such notice, LaserSight commences a legal action or proceeding against Kremer with respect to such claim within 45 days after the giving of such notice. With respect to third party claims for which a Claims Notice has been sent, no indemnification or other liability shall be due or owing under Section 9 with respect to any LaserSight Loss to the extent it (i) is a potential claim or cause of action which LaserSight believes may be asserted rather than a LaserSight Loss, claim, cause of action liability which has, in fact, been asserted, or (ii) is a LaserSight Loss, claim cause of action or liability with respect to which LaserSight has taken action to accelerate the time period in which such matter is asserted, wherein a material purpose of such action was to facilitate a claim prior to the expiration of the survival period set forth in this subsection (g) of Section 9 so that LaserSight could make an indemnification claim prior to the expiration of such period.

          (h) All representations  and warranties  contained in Sections 6.1 and
6.2 shall expire on the first anniversary of the Closing Date, and the indemnities set forth in Section 9.1(b)(i) hereof and all representations and warranties contained in Sections 6.3, 6.4, 6.5, 6.6 and 6.7 shall expire on the fourth anniversary of the Closing Date, and after such dates LaserSight shall have no liability under the indemnification provisions of Section 9 hereof with respect to such Sections or, except pursuant to Section 9.1(m), otherwise have any liability under this Agreement or otherwise in connection with the transactions contemplated by this Agreement unless (i) with respect to other than third party claims, Kremer give written notice to LaserSight of Kremer's claim for any such liability, setting forth in reasonable detail the specific facts and circumstances pertaining thereto, on or before the first anniversary of the Closing Date or the fourth anniversary of the Closing Date, as applicable, and (ii) with respect to other than third party claims, if Kremer does not satisfy such claim within 30 days after the giving of such notice, Kremer commences a legal action or proceeding against LaserSight with respect to such claim within 45 days after the giving of such notice. With respect to third party claims for which a Claims Notice has been sent, no indemnification or other liability shall be due or owing under Section 9 with respect to any Kremer Loss to the extent it (i) is a potential claim or cause of action which Kremer believes may be asserted rather than a Kremer Loss, claim, cause of action liability which has, in fact, been asserted, or (ii) is a Kremer Loss, claim cause of action or liability with respect to which Kremer has taken action to accelerate the time period in which such matter is asserted, wherein a material purpose of such action was to facilitate a claim prior to the expiration of the survival period set forth in this subsection (h) of Section 9 so that Kremer could make an indemnification claim prior to the expiration of such period.

          (i) It is specifically understood and agreed that, except as provided in the last sentence of Section 9.1(k), in the event a misrepresentation or breach of warranty, covenant or agreement is discovered by a party hereto after the Closing, the remedy of such party shall be limited to indemnification as set forth in Section 9 hereof (as limited by the provisions set forth therein or elsewhere in this Agreement), which shall be such party's sole and exclusive remedy, and such party shall not be entitled to a rescission of this Agreement.

          (j) In the event that, notwithstanding the limitations contained in this Section 9 or elsewhere in this Agreement, Kremer becomes liable to LaserSight under the provisions of this Agreement or otherwise, Kremer shall be entitled to a credit or offset against any such liability of an amount equal to the value of any net tax benefit realized (by reason of a tax deduction, basis reduction, shifting of income, credits and/or deductions or otherwise) by LaserSight in connection with the loss or damage suffered by LaserSight which forms the basis of Kremer's liability hereunder. Such net tax benefit shall be calculated by LaserSight's independent certified public accountant utilizing, to the extent possible, generally accepted accounting principles.

          (k) Notwithstanding anything to the contrary contained in this Agreement, in the event that, notwithstanding the limitations contained in this
Section 9 or elsewhere in this Agreement, Kremer become liable to LaserSight pursuant to this Section 9 as a result of a misrepresentation or breach of a warranty, in no event shall the aggregate amount of such liability of Kremer (including all costs, expenses and attorneys' fees paid or incurred by Kremer in connection therewith or the curing of any and all misrepresentations or breaches of warranties under this Agreement) exceed the number which results from multiplying 66% times the total dollar amount received by Kremer pursuant to this Agreement. The total dollar amount received by Kremer pursuant to this Agreement shall be the sum of (i) all amounts paid to Kremer in immediately available funds, and (ii) the dollar amount utilized to calculate the number of shares of LaserSight Common Stock actually issued pursuant to this Agreement. Nothing contained herein shall limit LaserSight's rights and remedies associated with a breach or nonperformance by Kremer of an agreement or covenant contained in Sections 7.1, 7.2, 7.3, 7.4, 7.6, 7.8(f), 7.8(g) and indemnities pursuant to
Section 9.1(a)(iii) which relate to Sections 7.1, 7.2, 7.3, 7.4, 7.6, 7.8(f), 7.8(g).

          (l) Notwithstanding anything to the contrary contained in Section 7 or elsewhere in this Agreement, LaserSight shall not, except as otherwise expressly provided in subsection (e)(i) of this Section 9, have the right to elect not to close the transactions contemplated by this Agreement by reason of any misrepresentation or breach of warranty or covenant contained in this Agreement or otherwise if (i) Kremer shall have no liability therefor to LaserSight by reason of the provisions contained in this Section 9 or elsewhere in this Agreement, or (ii) Kremer undertakes, at his sole cost and expense (but subject to the limitations and other provisions contained in this Section 9 or elsewhere in this Agreement), to promptly cure such misrepresentation or breach (and/or defend, settle, compromise and/or discharge any third party claim which forms the basis thereof) prior to the Closing. The Threshold Amount shall not be considered when determining whether Kremer has liability pursuant to subsection
(i) of this Section 9.1(l) and determining the limitations on liability referred to in subsection (ii) of this Section 9.1(l).

          (m) Notwithstanding anything to the contrary contained in this Agreement LaserSight's obligations pursuant to Sections 9.1(b)(ii)-(iii) shall survive the termination of this Agreement.

          (n) Notwithstanding anything to the contrary contained in this Agreement Kremer's indemnification obligations pursuant to Section 9.1(a)(iii) which relate to Sections 7.1, 7.2, 7.3, 7.4, 7.6, 7.8(f), 7.8(g) shall survive the termination of this Agreement.

          (o) The parties agree that there will be no ability to offset amounts owed to a party pursuant to this Section 8 against amounts such party is required to pay pursuant to the terms of this Agreement, the Merger Agreement or the Consulting Agreement (as defined in the Merger Agreement).


SECTION 10.  GENERAL PROVISIONS.

          10.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or prior to the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, provided that the representations and warranties contained herein shall only survive until such time as described in Sections 9.1(g) and 9.1(h), as applicable.

          10.2 Publicity. So long as this Agreement shall be in effect, neither Kremer nor LaserSight shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other party, which consent shall not be withheld where such release or announcement is required by applicable law.

          10.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that neither party shall assign or delegate this Agreement or any of the rights or obligations created hereunder without the prior written consent of the other party. Notwithstanding the foregoing, LaserSight shall have the unrestricted right to assign this Agreement and all or any part of its rights hereunder and to delegate all or any part of its obligations hereunder to any affiliate of LaserSight, but in such event LaserSight shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. Nothing in this Agreement shall confer upon any person, firm or corporation not a party to this Agreement, or the legal representatives of such person, firm or corporation, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

          10.4 Brokers and Finders. Each of parties represents and warrants to the other that he or it has not engaged any broker, finder or investment banker in connection with the transactions contemplated by this Agreement. Each of LaserSight and Kremer agrees to indemnify and hold harmless the other against any brokerage fee, commission, finder's fee, or financial advisory fee due to any person, firm or corporation acting on his or its behalf in connection with the transactions contemplated by this Agreement.

          10.5 Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

          10.6 Notices. Any notice required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered to the party designated below, sent via overnight delivery utilizing a nationally recognized overnight delivery service or placed in the United States mail, postage prepaid, addressed to the addresses set forth below, or to such other address and persons as shall be designated from time to time by any party hereto in a written notice to the other in the manner provided for in this paragraph. The notice shall be deemed to have been given upon deposit in the United States mail, postage prepaid, or at the time of delivery if hand delivered. A party receiving notice which does not comply with the technical requirements for notice under this paragraph may elect to waive any deficiencies and treat the notice as having been properly given.

                  1.       if to Kremer, to:

                                    Photomed, Inc.
                                    200 Mall Boulevard
                                    King of Prussia, Pennsylvania 19406
                                    Attn: Frederic B. Kremer, M.D.

                           with a copy to:

                                    Blank Rome Comisky & McCauley
                                    Four Penn Center Plaza
                                    Philadelphia, Pennsylvania  19103
                                    Attn: Steven Dubow, Esq.

                           or, from and after
                           September 1, 1997:

                                    Blank Rome Comisky & McCauley
                                    One Logan Square
                                    Philadelphia, Pennsylvania  19103
                                    Attn: Steven Dubow, Esq.

                  2.       if to LaserSight, to:

                                    LaserSight Incorporated
                                    12161 Lackland Road
                                    St. Louis, Missouri 63146
                                    Attn:  Chief Executive Officer

                           with a copy to:

                                    Sonnenschein Nath & Rosenthal
                                    One Metropolitan Square
                                    Suite 3000
                                    St. Louis, Missouri 63102
                                    Attn:  Alan Bornstein, Esq.

          10.7 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement.

          10.8 Waivers and Amendments. Each of LaserSight and Kremer may by written notice to the other (a) extend the time for the performance of any of the obligations or other actions of the other; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement; (c) waive compliance with any of the covenants of the other contained in this Agreement; (d) waive performance of any of the obligations of the other created under this Agreement; or (e) waive fulfillment of any of the conditions to his own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

          10.9 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.

          10.10 Article and Section Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

          10.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          10.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania, without regard to such state's conflict of law provisions.

          10.13 LaserSight Venue. LaserSight hereby irrevocably and unconditionally consents and submits to the jurisdiction of Pennsylvania courts in connection with all actions, suits or proceedings filed by Kremer relating LaserSight's misrepresentation or breach of the terms of this Agreement. LaserSight irrevocably waives any objection it may have to the venue of any such action, suit or proceeding brought in such courts or the convenience of the forum and LaserSight irrevocably waives the right to proceed in any other jurisdiction in connection with such action, suit or proceeding. Final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of LaserSight therein described. LaserSight agrees that services of process in any action or proceeding hereunder may be made upon LaserSight by certified mail, return receipt requested to the address for notice set forth in Section 10.6.

          10.14 Kremer Venue. Kremer hereby irrevocably and unconditionally consents and submits to the jurisdiction of a court chosen by LaserSight from time to time which has legal jurisdiction as a matter of law, without reference to this Section 10.14, over any actions, suits or proceedings filed by LaserSight relating to any of Kremer's misrepresentation or breach of the terms of this Agreement, provided that in no event will Kremer be required to consent to the jurisdiction of a court which as a matter of law has legal jurisdiction other than the courts of Delaware, Missouri or Pennsylvania, provided further that if it is determined that none of the courts of Delaware, Missouri or Pennsylvania has jurisdiction, Kremer will consent to the jurisdiction of the courts of the state in which he then resides. Kremer irrevocably waives any objection he may have to the venue of any such action, suit or proceeding brought in such courts or the convenience of the forum and Kremer irrevocably waives the right to proceed in any other jurisdiction in connection with such action, suit or proceeding if venue exists as a matter of law or as a result of Kremer being domiciled in such jurisdiction. Final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of Kremer therein described. Kremer agrees that services of process in any action or proceeding hereunder may be made upon Kremer by certified mail, return receipt requested to the address for notice set forth in Section 10.6.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Patent Purchase Agreement as of the date and year first above written.

Kremer:                                   LaserSight:

                                          LASERSIGHT INCORPORATED


/s/ Frederic B. Kremer                    By:   /s/ Michael R. Farris
------------------------                      -----------------------------
Frederic B. Kremer, M.D.                       Michael R. Farris
                                               President/Chief Executive Officer